Exhibit (10)-kk

BAUSCH & LOMB INCORPORATED
EXECUTIVE DEFERRED COMPENSATION PLAN

Amendment

Pursuant to Section 13 of the Executive Deferred Compensation Plan (the “Plan”), the Plan is amended as of the date set forth below, as follows:
1.    Section 7(f) is amended by adding the following sentence to the end of such section:

In addition, for company-matching amounts contributed on behalf of a participant who is subject to Section 16 of the Securities Exchange Act of 1934 as of August 1, 2005, such amounts (including earnings credited on those amounts) must remain in Company common stock equivalents.

2.    Section 10 is amended by deleting such Section and substituting in its place the following:

10. Administration

The Plan Administrator shall be the Executive Benefits Committee which shall be comprised of such individuals designated by the Compensation Committee of the Board of Directors. The Plan Administrator and has the authority to control and manage the operation and administration of the Plan. The Plan Administrator has full and sole discretionary authority to interpret the Plan, to establish rules and forms for the Plan and to determine all questions arising in connection with the Plan. The Investment Committee responsible for investments under the Plan shall be the Investment Committee of Bausch & Lomb Incorporated.

3.    The Plan is amended by adding the following new Section 14:

14. Claims Procedures

(a) Claim Denials. The Plan Administrator shall maintain procedures with respect to the filing of claims for benefits under the Plan. Pursuant to such procedures, any Participant or beneficiary (hereinafter called “claimant”) whose claim for benefits under the Plan is denied shall receive written notice of such denial. The notice shall set forth: (i) the specific reasons for the denial of the claim; (ii) a reference to the specific provisions of the Plan on which the denial is based; (iii) any additional material or information necessary to perfect the claim and an explanation why such material or information is necessary; and (iv) a description of the procedures for review of the denial of the claim and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA following a denial on review.

Such notice shall be furnished to the claimant within a reasonable period of time, but no later than 90 days after receipt of the claim by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. In no event shall such an extension exceed a period of 90 days from the end of the initial 90-day period. If such an extension is required, written notice thereof shall be furnished to the claimant before the end of the initial 90-day period, which shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render a decision.

(b) Right to a Review of the Denial. Every claimant whose claim for benefits under the Plan is denied in whole or in part by the Plan Administrator shall have the right to request a review of the denial. Review shall be granted if it is requested in writing by the claimant no later than 60 days after the claimant receives written notice of the denial. The review shall be conducted by the Plan Administrator.

(c) Decision of the Plan Administrator on Appeal. The claimant may submit written comments, documents, records and other information relating to the claim, and may review documents, records and other information relevant to the claim under the applicable standards under ERISA. The Plan Administrator’s decision shall be rendered within 60 days following receipt of the request for review. If additional processing time is required, the Plan Administrator shall provide the claimant with written notice thereof, which shall indicate the special circumstances requiring the additional time and the date by which the Plan Administrator expects to render a decision. If the Plan Administrator denies the claim on review, it shall provide the claimant with written notice of its decision, which shall set forth (i) the specific reasons for the decision, (ii) reference to the specific provisions of the Plan on which the decision is based, (iii) a statement of the claimant’s right to reasonable access to, and copies of, all documents, records and other information relevant to the claim under the applicable standards under ERISA, and (iv) and a statement of the claimant’s right to bring a civil action under ERISA. The Plan Administrator’s decision shall be final and binding on the claimant, and the claimant’s heirs, assigns, administrator, executor, and any other person claiming through the claimant.

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Dated:                    November 7, 2006                BAUSCH & LOMB INCORPORATED

By: /s/ David R. Nachbar

Title: Corporate Senior Vice President
  Human Resources